UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2012

Penn Treaty American Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Legacy Drive, Suite 130  Frisco, TX 75034

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:  (469) 287-7044

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 13, 2009, Penn Treaty American Corporation (the “Company”) filed a Current Report on Form 8-K stating that the Company had issued a press release announcing that, effective as of January 6, 2009, two of the Company’s insurance subsidiaries, Penn Treaty Network America Insurance Company (“PTNA”) and American Network Insurance Company (“ANIC”), by consent and by order of the Commonwealth Court of Pennsylvania, entered rehabilitation and had been placed under the statutory control of the Insurance Commissioner of the Commonwealth of Pennsylvania.

On December 29, 2008, the board of directors of the Company (the “Board”), in anticipation of the rehabilitation of PTNA and ANIC, and upon the recommendation of the Compensation Committee, reduced the annual board retainer to $1,250 per month from $2,500 per month and reduced the Chairman of the Board’s retainer to $1,666.67 per month from $3,750 per month to reflect the reduced duties and responsibilities of the Board in connection with the rehabilitation and the financial condition of the Company.

As reported in a Current Report on Form 8-K filed by the Company on April 1, 2009, on March 27, 2009, the Company’s Board appointed Eugene Woznicki to serve as Chief Executive Officer and Sean Mullen to serve as Chief Financial Officer of the Company.  The Board also approved compensation of $5,000 per month for the Chief Executive Officer and $4,000 per month for the Chief Financial Officer in recognition of each individual assuming responsibilities and additional work relating to, respectively, the Chief Executive Officer and Chief Financial Officer positions. Such compensation is in addition to the compensation received for serving as a member of the Board. In December, 2010, the Board approved a reduction in the monthly fee payable to non-executive directors from $1,250 to $750 per month and the monthly fee payable to the Chairman of the Board from $1,666.67 to $1,000 per month to reflect the reduced duties and responsibilities of the Board in connection with the rehabilitation.

On January 29, 2010, the Board approved compensation to Mr. Woznicki of $10,000 per month for his role as Chief Executive Officer and compensation to Mr. Mullen of $8,000 per month for his role as the Chief Financial Officer of the Company to recognize the additional work required in managing both the Company and the litigation related to the rehabilitation of PTNA and ANIC. The Board also approved compensation of $100 per hour to William W. Hunt Jr., a director of the Company, for special assignment work he performed for the Company, at the request of the Board, relating to the defense of the liquidation petitions filed against PTNA and ANIC.  Messrs. Woznicki, Mullen and Hunt provided historical and financial background and direction to the attorneys representing the boards of directors of PTNA and ANIC in the rehabilitation and liquidation proceedings and were involved in the strategic discussions relating to such litigation.  Messrs. Woznicki, Mullen and Hunt have been actively assisting with the litigation regarding the federal tax refund for PTNA, as disclosed by the Company in a Current Report on Form 8-K filed on May 18, 2010.

As disclosed in a Current Report on Form 8-K filed on May 11, 2012, on May 3, 2012, the Commonwealth Court of Pennsylvania issued an order denying the liquidation petitions for PTNA and ANIC. PTNA and ANIC will remain for some periods of time in rehabilitation. Rehabilitation efforts will involve substantial additional work and action by the Board and by Messrs. Woznicki, Mullen and Hunt.  There can be no assurance as to when PTNA and ANIC will come out of rehabilitation, or if they will come out of rehabilitation at all.

Item 1.01.  Entry into a Material Definitive Agreement.

On July 18, 2012, the Board approved certain changes to the compensation of the Company’s directors.  The directors’ compensation was changed to provide for a monthly retainer of $1,100 for each director and $1,650 for the Chairman of the Board, plus meeting fees of $1,500 for each director for each Board meeting attended in person and $750 for each director for each Board meeting attended by telephone.  Directors serving on Board committees will receive $500 per committee meeting they attend.  Members of the Compensation Committee will receive $1,000 per meeting attended, including attendance by telephone, and the Chair of the Compensation Committee will receive $1,600 per meeting attended, including attendance by telephone.  The Chairs of the Audit, Corporate Governance/Nominating, Investment, and Marketing  Committees will receive $1,000 per meeting attended.

The Board, upon the recommendation of the Compensation Committee, also approved certain payments to Mr. Hunt.  Mr. Hunt received a one-time payment of $100,000 for his extraordinary efforts during the liquidation and rehabilitation proceedings of PTNA and ANIC, as well as his efforts assisting with the PTNA federal tax refund litigation.  Effective as of August 1, 2012, Mr. Hunt will also receive compensation of $4,000 per month, in lieu of his former compensation of $100 per hour, for his work in assisting with the rehabilitation of PTNA and ANIC.  There can be no assurance as to when PTNA and ANIC will come out of rehabilitation, or if they will come out of rehabilitation at all.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers

Eugene Woznicki

The Board, upon the recommendation of the Compensation Committee, approved certain changes in the compensation arrangements for Mr. Woznicki, the Company’s Chairman of the Board and Chief Executive Officer.  Mr. Woznicki received a one-time payment of $200,000 for his extraordinary efforts during the liquidation and rehabilitation proceedings of PTNA and ANIC, as well as his efforts in assisting with the PTNA federal tax refund litigation.  Effective as of August 1, 2012, Mr. Woznicki will also receive compensation of $13,000 per month for his work in assisting with the rehabilitation of PTNA and ANIC and $3,200 per month for administrative expenses relating to the business of the Company.  Mr. Woznicki may receive monthly compensation from the Department of Insurance of the Commonwealth of Pennsylvania for Mr. Woznicki’s work related to the rehabilitation of PTNA and ANIC.  Mr. Woznicki will reimburse the Company each month an amount equivalent to the compensation he receives that month from the Insurance Commission, up to $5,000.  There can be no assurance as to when PTNA and ANIC will come out of rehabilitation, or if they will come out of rehabilitation at all.

Sean Mullen

The Board, upon the recommendation of the Compensation Committee, approved certain changes in the compensation arrangements for Mr. Mullen, the Company’s Chief Financial Officer.  Mr. Mullen received a one-time payment of $50,000 for his extraordinary efforts during the liquidation and rehabilitation proceedings of PTNA and ANIC, as well as his efforts in assisting with the PTNA federal tax refund litigation.  In addition to his unchanged $8,000 monthly compensation, Mr. Mullen will receive $275 per hour for each hour Mr. Mullen works per month over 30 hours, effective as of August 1, 2012, for his work in assisting with the rehabilitation of PTNA and ANIC. There can be no assurance as to when PTNA and ANIC will come out of rehabilitation, or if they will come out of rehabilitation at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

July 24, 2012	By:	/s/ Eugene Woznicki
Eugene Woznicki
Chief Executive Officer